Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (the “Loan Increase Amendment” or this “Amendment”) is executed as of September 28, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the undersigned Lenders.

RECITALS:

A.            Borrower, Administrative Agent and NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025, that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026, that certain Second Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 16, 2026, that certain Third Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 24, 2026, that certain Fourth Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of May 1, 2026, and that certain Fifth Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of May 15, 2026 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”), whereby Lenders made a loan (the “Initial Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00) (plus an additional B Loan described below) for the purposes as set forth in the Agreement. The parties acknowledge and agree that the signature page to each of the Amendments to the Agreement contains a scrivener’s error in that each signature page erroneously lists NREF OP IV REIT SUB, LLC, a Delaware limited liability company, as the Lender. The Initial Lender under the Agreement is NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company. By its execution of this Amendment, NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, the Initial Lender under the Agreement, hereby ratifies and affirms each Amendment to the Agreement.  Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Agreement.

B.            In connection with the Initial Loan, the Guarantor executed and delivered the Guaranties (as defined in the Agreement).

C.            Borrower, Administrative Agent and the Lenders acknowledge and agree that the B Loan, as advanced pursuant to and in accordance with the terms set forth in the First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026, has been paid off in full.

D.            Borrower entered into that certain Bridge Loan and Security Agreement dated as of May 22, 2026 (as amended from time to time, the “Bridge Loan Agreement”), by and among Borrower, NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, and NEW WAVE MEZZ IV, LLC, a Delaware limited liability company (the “Bridge Loan Lenders”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company, as Administrative Agent, pursuant to which the Bridge Loan Lenders made a loan to Borrower in the maximum principal sum of Eighty-Five Million and No/100ths ($85,000,000.00) (the “Bridge Loan”).

E.            The Borrower has requested that the Lenders increase the Loan by the maximum principal amount of $267,000,000 (the “Loan Increase”). The Lenders are willing to increase the Loan pursuant to, and in accordance with, the terms of this Amendment. Concurrently herewith, Borrower is executing and delivering to Administrative Agent on behalf of the Lenders (1) that certain Mezzanine Promissory Note B in the maximum principal amount of $245,000,000.00 made by Borrower in favor of IIP LIFE SCIENCE INVESTMENTS II LLC, a Delaware limited liability company, and (2) that certain Mezzanine Promissory Note C in the maximum principal amount of $22,000,000.00 made by Borrower in favor of NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.            New Defined Terms. The following new definitions are hereby added to Section 1.1 of the Agreement in appropriate alphabetical order, to read in their entirety as follows:

“IIP” means IIP Life Science Investments II LLC, Innovative Industrial Properties, Inc. and any of their direct or indirect subsidiaries.

“IIP Lender” means (a) the Loan Increase Note B Lender, (b) IIP, and (c) any other Person that holds, directly or by participation, all or any part of Note B or that is IIP, together with their successors and assigns.

“IIP Lender Obligations” means all Debt and all other obligations, indebtedness and liabilities of Borrower under the Agreement and the other Loan Documents that are evidenced by, or arise in respect of, Note B, provided, however, that, notwithstanding the foregoing or anything in the Loan Documents to the contrary, the IIP Lender Obligations shall not include, and expressly exclude, any obligations, indebtedness or liabilities under or in respect of the Carry Guaranty, all of which shall constitute Non-IIP Lender Obligations, as more particularly set forth in Section 19(f) of the Loan Increase Amendment.

“Lila” means Lila Sciences, Inc., a Delaware corporation.

“Lila Lease” means, collectively, (i) that certain Lease dated as of September 19, 2025 by and between Mortgage Borrower, as Landlord, and Lila, as Tenant, for premises located within the three story building located at 5 Alewife Park, Cambridge Massachusetts as amended by that certain First Amendment to Lease, dated as of August 11, 2026, as the same may be further amended, restated, supplemented or otherwise modified from time to time, and (ii) that certain Amended and Restated Lease, dated as of August ___, 2026, by and between Mortgage Borrower, as landlord, and Lila, as tenant, for premises located within the four-story building located at 1 Alewife Park, Cambridge, Massachusetts, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

“Loan Increase” means Two Hundred Sixty-Seven Million and 00/100 Dollars ($267,000,000.00).

“Loan Increase Amendment” means the Sixth Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of September __, 2026 by and among the NREF OP IV SUBHOLDCO, LLC, as the Initial Lender and the Loan Increase Note C Lender, the Loan Increase Note B Lender, the Agent and the Borrower.

“Loan Increase Closing Fees” is defined in Section 3(d) of the Loan Increase Amendment.

“Loan Increase Effective Date” means the date on which all of the conditions set forth in Section 4 of the Loan Increase Amendment are satisfied or waived in writing by the Agent and the Lenders.

“Loan Increase Lenders” means, collectively, the Loan Increase Note B Lender and the Loan Increase Note C Lender.

“Loan Increase MRP Amount” means the product of (i) 1.175 and (ii) the Loan Increase.

“Loan Increase Note B Lender” means IIP LIFE SCIENCE INVESTMENTS II LLC, a Delaware limited liability company, and its successors and assigns.

“Loan Increase Note C Lender” means NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, and its successors and assigns.

“Maturity Extension Debt Yield (Aggregate)” means, solely for purposes of Section 2.5(b)(vi), the quotient (expressed as a percentage) obtained by dividing (a) Underwritten NOI as of December 31, 2027 by (b) the sum of (i) the outstanding principal amount of the Loan as of December 31, 2027 and (ii) the outstanding principal amount of the Mortgage Loan as of December 31, 2027. For purposes of this definition, Underwritten NOI shall be determined based on the rent roll as of December 31, 2027, and Underwritten Operating Income shall include the annualized contractual base rent payable under each Lease then in effect with a Tenant in occupancy of its premises, notwithstanding clause (iii) of the definition of “Operating Income” and any rent abatement or free rent period under such Lease. Administrative Agent’s calculation of the Maturity Extension Debt Yield (Aggregate), and all component calculations, shall be conclusive and binding on Borrower absent manifest error. For the avoidance of doubt, the Maturity Extension Debt Yield (Aggregate) is a separate and distinct measure from the Debt Yield (Aggregate), is used solely for purposes of Section 2.5(b)(vi), and neither this definition nor the Loan Increase Amendment modifies the definition of Debt Yield (Aggregate) or its application under any other provision of the Agreement or any other Loan Document.

“Mezzanine Loan Safe Harbor” means the safe harbor for mezzanine loans set forth in Revenue Procedure 2003-65 (and any successor, supplementary or amplifying guidance, including Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51).

“Non-IIP Lender” means any Lender that is not an IIP Lender.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

“Non-IIP Lender Obligations” means all Debt and all other obligations, indebtedness and liabilities of Borrower under the Agreement and the other Loan Documents, other than the IIP Lender Obligations.

“Note A” means that certain Mezzanine Promissory Note dated as of September 30, 2025 in the maximum amount of $133,000,000 made by Borrower in favor of NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Note B” means that certain Mezzanine Promissory Note B dated as of the Loan Increase Effective Date in the maximum principal amount of $245,000,000.00 made by Borrower in favor of the Loan Increase Note B Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Note C” means that certain Mezzanine Promissory Note C dated as of the Loan Increase Effective Date in the maximum principal amount of $22,000,000.00 made by Borrower in favor of the Loan Increase Note C Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

2.            Revised Defined Terms. The following definitions in the Agreement are hereby amended as follows:

“Applicable Rate” means the greater of (A) fourteen percent (14%) per annum, and (B)(i) the SOFR Rate for so long as the Loan is a SOFR Rate Loan, (ii) the Alternate Rate for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate for so long as the Loan is a Prime Rate Loan.

“Architect of Record” is hereby amended by adding the following new clause at the end thereof: “, and (iv) with respect to the TI Component, each Architect engaged by (or on behalf of) Mortgage Borrower with respect to the TI Component, as identified on Schedule VII, together with any successor, replacement or additional Architect engaged by (or on behalf of) Mortgage Borrower with respect thereto, in each case, subject to the requirements set forth in Section 5.8.12.”

“Budget” is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following: “The Budget prepared by, or on behalf of, Borrower for the construction and development of the Required Improvements described in clause (iii) of the definition thereof, as the same may be adjusted due to changes or reallocations made in accordance with Section 2.24 or Section 5.8.3 of this Agreement, which Budget has been approved by Administrative Agent and the Lenders as of the Loan Increase Effective Date, attached to the Loan Increase Amendment and inserted in lieu of Exhibit D to the Agreement pursuant to Section 3 of the Loan Increase Amendment.”

“Component” means, individually and/or collectively, as the context may require, (i) the Conversion Component, (ii) the Construction Component and (iii) the TI Component, which Components collectively constitute the entirety of the Required Improvements.

“Component Substantial Completion” is hereby amended by adding the following new clause at the end thereof: “, or (d) with respect to the TI Component, the occurrence of each of the conditions set forth in clauses (a)(i), (a)(iii) and (a)(iv) above with respect to the Required Improvements comprising the TI Component, together with the issuance of a permanent or temporary certificate of occupancy (or the equivalent customarily issued by the applicable Governmental Authorities) for the premises demised under the Lila Lease to the extent required by applicable Legal Requirements; provided, however, that the dates by which the foregoing conditions must be satisfied with respect to any portion of the TI Component shall be extended on a day-for-day basis to the extent of any delays attributable to Tenant Change Requests, Tenant Delays, or events of Force Majeure (each as defined in the applicable Lila Lease), so that completion deadlines under this Agreement align with the delivery requirements under the applicable Lila Lease.”

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

“Debt” is hereby amended to delete all references to “B Note”.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the Applicable Rate plus five percent (5%) per annum and (b) the Maximum Legal Rate, all of which shall be payable currently.

“Exit Fee” means an amount equal to 1.0% of the amount of the Loan that is being or is required to be repaid, due and payable from time to time upon the earlier to occur of repayment or prepayment of any portion of the Principal Amount in accordance with the terms of this Agreement or when due (including on the Maturity Date).

“Extension LC” is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following: “Each Extension LC shall be in an amount that, if applied to the outstanding principal balance of the Loan on the first day of the Extension Term with respect to which it is delivered pursuant to (i) Section 2.5(b)(iv), would result in satisfaction of the applicable As-Stabilized Loan-to-Value Ratio (Aggregate), As-Stabilized Loan-to-Value Ratio (Mortgage Only), As-Is Loan-to-Value Ratio (Aggregate) and/or As-Is Loan-to-Value Ratio (Mortgage Only) requirement for the Extension Term as to which it is delivered and (ii) Section 2.5(b)(vi), would result in satisfaction of (A) with respect to the First Extension Option, the applicable Debt-Service Coverage Ratio (Aggregate) and Debt-Service Coverage Ratio (Mortgage Only) requirements and (B) with respect to the Second Extension Option, the Maturity Extension Debt Yield (Aggregate) requirement, in each case for the Extension Term as to which it is delivered, as applicable.” All references in Section 2.5(e) and Section 2.5(f) of the Agreement to the conditions specified in Section 2.5(b)(vi) shall be deemed to refer to such conditions as amended pursuant to Section 3(h) of this Amendment.

“First Extended Maturity Date” means February 9, 2028.

“General Contractor” is hereby amended by adding the following new clause at the end thereof: “and (III), with respect to the TI Component, each general contractor engaged by (or on behalf of) Mortgage Borrower with respect to the TI Component, as identified on Schedule III, and any successor or additional general contractor engaged by (or on behalf of) Mortgage Borrower with respect to such portion of the Project, subject to the requirements of Section 5.8.”

“General Contractor Agreement” is hereby amended by adding the following new clause at the end thereof: “; and (C) with respect to the TI Component, (i) each agreement between Mortgage Borrower and a General Contractor with respect to the TI Component, as identified on Schedule III, together with (a) any GMP Agreement between Mortgage Borrower and such General Contractor, (b) any other documentation executed by and between Mortgage Borrower and such General Contractor evidencing or relating to the guaranteed maximum price thereunder and (c) any guaranty of such General Contractor’s obligations under such General Contractor Agreement provided by any Person, and (ii) any general contractor or other agreement which may be entered into by (or on behalf of) Mortgage Borrower with any successor or additional or other General Contractor with respect to the TI Component, subject to the requirements of Section 5.8, as each of the foregoing in (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.”

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

“Key Persons” means Jamie Graff, John Bonanno, Jonathan Praw, Preston Puryear, Matt McGraner, and Ryan McDonald; and in the event that fewer than two such Key Persons are officers and/or executive chairmen of IQHQ Inc. or IQHQ Inc. ceases to directly or indirectly Control Borrower, such Pre-Approved Officers who are reasonably approved by Administrative Agent that are officers and/or executive chairmen of IQHQ Inc. or such other Affiliate of Borrower that directly or indirectly Controls Borrower.

“Loan” is hereby amended to mean loans made under the Agreement.

“Loan Amount” is hereby amended to delete all references to the “B Note”.

“Loan Documents” is hereby amended to delete all references to the “B Note”.

“Maximum Legal Rate” is hereby amended to delete all references to the “B Note”.

“Maximum Loan Amount” means Four Hundred Million and 00/100 Dollars ($400,000,000.00).

“MRP Amount” means the product of (i) 1.30 and (ii) $133,000,000 plus the Maximum Mortgage Loan Amount.

“Note” means Note A, Note B, Note C and any additional promissory note(s) made by Borrower in favor of a Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Permitted Indebtedness” is hereby amended to delete all references to the “B Note”.

“Plans and Specifications” is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following: “The term ‘Plans and Specifications’ shall include (a) the plans and specifications for the construction of the Required Improvements described in clauses (ii) and (iii) of the definition thereof (including, without limitation, any plans and specifications relating to Building Four and Building Five to the extent the work shown thereon constitutes Required Improvements), as the same may be amended, supplemented or otherwise modified pursuant to the terms of Section 5.8.6, and (b) all Change Orders applicable thereto, whether or not the approval of Administrative Agent is required therefor; provided, however, that the inclusion of any Change Order in the Plans and Specifications shall not constitute the approval thereof by Administrative Agent and shall not limit or waive any requirement for the approval of, or the delivery to Administrative Agent of, such Change Order under Section 5.8.6, Section 5.8.7 or Section 5.8.12 of the Agreement.”

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

“Required Improvements” means (i) the following work on the Land in substantial accordance with the Plans and Specifications, the Zoning Documents, the Special Permit and all applicable Legal Requirements: (A) the conversion and renovation of Building One together with the Building One Amenities (the “Building One Component”), (B) the conversion and renovation of Building Two together with the Building Two Amenities (the “Building Two Component”; and together with the Building One Component, the “Conversion Component”), (C) the construction to a warm shell of Building Three totaling approximately 191,815 net rentable square feet of office and laboratory space (the “Construction Component”), (ii) the additional work with respect to Building Four, Building Five, a parking garage and other site improvements more particularly described on Schedule XX, in each case in accordance with all applicable Legal Requirements, and (iii) the tenant improvement work, landlord work and campus amenity, outdoor and infrastructure work identified on the Initial Budget attached hereto and made a part hereof as Exhibit D which are to be constructed on the Land by Mortgage Borrower in substantial accordance with (a) the Plans and Specifications relating thereto as approved by Administrative Agent and the Lenders (which plans and specifications shall constitute Plans and Specifications for all purposes under the Agreement and the Loan Documents), (b) the Zoning Documents, the Special Permit and all applicable Legal Requirements, and (c) the Lila Lease (collectively, the items in clause (iii), the “TI Component”).

The terms “B Loan,” “B Note,” “B Note Exit Fee,” “B Note Maturity Date,” “B Note Origination Fee,” “B Note SOFR Rate,” and “B Note Spread” are hereby deleted in their entirety.

3.            Additional Terms of the Loan Increase. Notwithstanding anything contained in the Agreement and the Loan Documents to the contrary, the parties acknowledge and agree to the following terms and conditions:

a.            It shall be a condition to the Loan Increase and the Loan Increase Effective Date that Borrower use a portion of the proceeds of the Loan to fully and indefeasibly repay (and obtain the release of) on such date the Bridge Loan, and Lenders hereby consent to the use of the proceeds of the Loan for this purpose. On the Loan Increase Effective Date, and subject to the terms and conditions of the Agreement and the Loan Documents, the Loan Increase Note B Lender will Advance from the Loan under Note B an amount requested by Borrower and certified by Borrower that such amount is sufficient to fully repay the Bridge Loan (the “September Loan Advance”), including, without limitation, interest, costs and charges (including, without limitation, the MRP Amount (as defined in the Bridge Loan Agreement)) as more particularly set forth in the Bridge Loan Agreement, all as more fully described in the payoff letter. Borrower shall use these funds solely for the payoff of the Bridge Loan pursuant to and in accordance with the Bridge Loan Agreement and shall, within five (5) Business Days after the Loan Increase Effective Date, deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent and the Lenders that the Bridge Loan has been paid in full and that all liens, pledges, security interests and other encumbrances securing the Bridge Loan have been released and terminated effective upon such repayment.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

b.            An Origination Fee equal to 0.50% of the Loan Increase shall be due and payable by Borrower to Administrative Agent, for the account of the Loan Increase Lenders pro rata based upon the face principal amount of Note B and Note C, as applicable, compared to the total Loan Increase, upon execution of this Amendment, and shall be fully earned on such date.

c.            An Underwriting Fee equal to 0.50% of the Loan Increase shall be due and payable by Borrower to Administrative Agent, for the account of the Loan Increase Lenders pro rata based upon the face principal amount of Note B and Note C, as applicable, compared to the total Loan Increase, upon execution of this Amendment, and shall be fully earned on such date.

d.            Section 2.1.4 of the Agreement is hereby amended by adding the following text at the end thereof:

“In addition, the Loan Increase may be used (I) to make one or more equity contributions to Mortgage Borrower, which Mortgage Borrower shall use to fund the Required Improvements set forth in clause (iii) of the definition thereof, as set forth in the Budget, the Loan Documents and the Mortgage Loan Documents, (II) to pay the Initial Lender the Extension Fee for the First Extension Option, and (III) to pay the fees, costs and expenses of Borrower, including the Origination Fee, the Underwriting Fee, and the fees, costs and expenses of Administrative Agent and Lenders (including reasonable attorneys’ fees) (collectively, the “Loan Increase Closing Fees”). Notwithstanding anything in the Agreement to the contrary, (a) the Extension Fee shall be funded as a draw from Note C; and (b) the Loan Increase Closing Fees due to each Loan Increase Lender shall be funded as draws against the applicable Loan Increase Lenders’ Note pro rata based on their funding of the Loan Increase, including the fees, costs and expenses of counsel and other professionals retained by Administrative Agent or any Lender that are included in the Loan Increase Closing Fees, except that the Origination Fee and the Underwriting Fee shall be funded as draws against such Lender’s Note rather than pro rata. For the avoidance of doubt, the reasonable fees, costs and expenses of counsel or other professionals retained by any Lender in connection with the Loan after the Loan Increase Effective Date shall be paid by Borrower or, at such Lender’s election, as an Advance against such Lender’s Note.”

e.            A new Section 2.1.6 of the Agreement is hereby inserted as if fully set forth therein:

“2.1.6            Additional Interest (Loan Increase). If the sum (such sum, the “Required Loan Increase Payments”) of (i) the total amount of regular monthly interest calculated based on the Applicable Rate accrued on the principal amount of the Loan Increase (specifically excluding (A) interest on any protective advances or other similar amounts funded by Administrative Agent, or any Lender and added to the principal amount of the Loan, (B) interest paid on the Loan Increase at the Default Rate in excess of interest paid on the Loan Increase at the Applicable Rate, (C) any Late Payment Charge in connection with the Loan, (D) any processing, underwriting, structuring or other fees paid to Administrative Agent or Lenders in connection with the Loan, and (E) the Exit Fee payable in connection with the Loan), from the Loan Increase Effective Date to the earlier of (x) the Maturity Date (which, as of the Loan Increase Effective Date, is the First Extended Maturity Date, and as the same may be further extended pursuant to Section 2.5(b)) and (y) the date on which Borrower prepays the Debt in full (such earlier date, the “Applicable Date”), plus (ii) the Origination Fee paid to the Loan Increase Lenders in connection with the Loan Increase, plus (iii) any Extension Fee (not including the Extension Fee for the First Extension Option paid on the Loan Increase Effective Date) paid in connection with the Loan Increase, plus (iv) the Loan Increase, shall be less than the Loan Increase MRP Amount, then, on the Applicable Date, Borrower shall pay to Administrative Agent, for the account of the Loan Increase Lenders pro rata based upon the face principal amount of Note B and Note C, as additional interest under the Loan, the amount of the difference between the Loan Increase MRP Amount and the Required Loan Increase Payments (such difference, the “Loan Increase Additional Interest”). It is acknowledged and agreed that (1) the Loan Increase Additional Interest shall be deemed earned on the Loan Increase Effective Date, (2) the Loan Increase Additional Interest shall constitute Debt hereunder and under the other Loan Documents for all purposes, and (3) the Loan Increase Additional Interest shall be due and payable on the Applicable Date (and, for the avoidance of doubt, shall not be payable before the Applicable Date, including upon any partial prepayment of the Debt (including, without limitation, any Extension Prepayment)).”

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

f.            The parties acknowledge and agree that, effective as of the Loan Increase Effective Date, Borrower has exercised its First Extension Option under Section 2.5(b) of the Agreement to extend the Initial Maturity Date to the First Extended Maturity Date, and Agent and Lenders acknowledge and agree that all conditions to such exercise contained in Section 2.5(b) of the Agreement have been satisfied or waived, provided that Borrower shall pay the Extension Fee for the exercise of the First Extension Option to Initial Lender on or before the Loan Increase Effective Date. Notwithstanding the foregoing, on or before February 28, 2027, Borrower shall be required to fund the Tax Reserve Amount under Section 16.1(a)(iii) of the Agreement, the Insurance Reserve Amount under Section 16.2(a)(iii) of the Agreement, the Debt Service Reserve Amount under Section 16.3(a)(iii) of the Agreement, and the Operating Expense Reserve Amount under Section 16.4(a)(iii) of the Agreement, provided, however, that (1) Administrative Agent’s good faith estimate of Operating Income which will be available to Borrower during the First Extension Option may be applied to offset the amounts required to be deposited for the Tax Reserve Amount, the Insurance Reserve Amount, and the Operating Expense Reserve Amount; and (2) if, on February 28, 2027, there are sufficient unfunded Loan proceeds to pay Debt Service for the Loan and the Mortgage Loan due and owing during the First Extension Term, Borrower shall not be required to fund the Debt Service Reserve Amount (provided, however, that such Loan proceeds shall thereafter be reserved for the payment of Debt Service). Borrower shall retain its right to exercise its Second Extension Option pursuant to and in accordance with the provisions and requirements of the Agreement, including, without limitation, the provisions of Section 2.5(b), as amended hereby.

g.            Section 2.5(b) of the Agreement is hereby amended as follows: (1) the requirement to deliver a First Extension Notice and the timing requirements applicable thereto are waived, and Borrower’s exercise of the First Extension Option pursuant to Section 3(f) above shall be irrevocable; (2) clause (ii)(B) is hereby amended to require, with respect to the Second Extension Option, evidence satisfactory to Administrative Agent that Completion of the Conversion Component and the Construction Component, and Component Substantial Completion of the TI Component, shall have occurred, in each case subject to Borrower’s right to contest Liens in accordance with Section 7.3 of the Agreement; (3) clause (viii) is hereby amended to provide that the Extension Fee payable in connection with the Second Extension Option shall be paid to Administrative Agent for the account of the Lenders pro rata based upon the outstanding principal amount of each Note; and (4) the provisos set forth in Section 3(f) above permitting Administrative Agent’s good faith estimate of Operating Income, and sufficient unfunded Loan proceeds, to be applied in lieu of funding the applicable Reserve Amounts shall apply to the Second Extension Option in the same manner as they apply to the First Extension Option.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

h.            Section 2.5(b) of the Agreement is hereby amended, solely with respect to the Second Extension Option, as follows: (1) in clause (iv), the maximum As-Is Loan-to-Value Ratio (Aggregate) applicable to the Second Extension Option is increased from sixty percent (60%) to seventy-five percent (75%); and (2) clause (vi) is amended and restated to read as follows: “(vi) the Maturity Extension Debt Yield (Aggregate) shall be not less than six and three-quarters percent (6.75%); provided that, if such requirement is not satisfied, Borrower may satisfy the same by (x) prepaying a portion of the Loan, or causing Mortgage Borrower to prepay a portion of the Mortgage Loan, in an amount sufficient to cause such requirement to be satisfied (any such prepayment constituting an Extension Prepayment), or (y) causing Mortgage Borrower to deliver to Administrative Agent an Extension LC or Extension Collateral in an amount that, if applied to the outstanding principal balance of the Loan, would cause such requirement to be satisfied.”

i.             Section 2.5(d) of the Agreement is hereby amended to provide that, the First Extension Option having been exercised as of the Loan Increase Effective Date, no Unfunded Loan Amount shall be required to be Advanced into the Loan Advance Reserve Account on the Initial Maturity Date, and the undrawn portion of the Loan Increase shall remain available to be Advanced in accordance with the Budget and the applicable conditions precedent set forth in this Amendment and the Agreement.

j.             Section 2.22(e) of the Agreement is hereby amended by the addition of the following text as the last sentence. “Notwithstanding anything to the contrary in the Agreement, (1) Advances to pay interest on the Mortgage Loan shall be funded, pro rata, by the Loan Increase Lenders based on their pro rata loan amounts, (2) Advances to pay interest on Note B shall be funded from Note B; and (3) Advances to pay interest on Note A and Note C shall be funded from Note C.”

k.            Subject to Section 2.22(e), and except for protective advances, all Advances of the proceeds of the Loan (other than the September Loan Advance and the Loan Increase Closing Fees) shall be made upon satisfaction of the terms and conditions precedent set forth in the Agreement including Section 2.30 of the Agreement, and, if applicable (and in addition to the conditions set forth in Section 2.30), upon satisfaction of the conditions set forth in Section 2.31, and Section 2.32, except to the extent that Administrative Agent may elect to waive any such conditions precedent in its sole and absolute discretion; provided, however, that any waiver of a condition precedent to an Advance to be made by Loan Increase Note B Lender shall require the consent of the Loan Increase Note B Lender.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

l.             Section 5.9 of the Agreement is hereby amended by inserting the words “and/or executive chairmen” after the words “shall remain as officers”, such that at all times during the term of the Loan at least two (2) of the Key Persons shall remain as officers and/or executive chairmen of IQHQ Inc. or such other Affiliate of Borrower that directly or indirectly Controls Borrower in compliance with the Agreement.

m.            Section 12.8 of the Agreement is hereby amended by inserting in clause (x) of the first sentence the words “the Loan Increase Note B Lender or” after the word “appoint.”

n.            Section 17.1(a)(xxiii) of the Agreement is hereby deleted in its entirety and replaced with “Reserved.”

o.            Lender Expenses. Notwithstanding anything in the Agreement or the other Loan Documents to the contrary, (i) the actual and reasonable out-of-pocket fees, costs and expenses of counsel and other professionals retained by Administrative Agent and the Lenders in connection with the Loan, the Loan Increase, this Amendment and the transactions contemplated hereby that are due and payable on or as of the Loan Increase Effective Date shall constitute Loan Increase Closing Fees, shall be paid by Borrower on the Loan Increase Effective Date and shall be funded as draws against the Loan Increase Lenders’ Notes pro rata based upon their respective funding of the Loan Increase, and not solely against the Note of the Lender whose counsel or other professional incurred the same, and (ii) from and after the Loan Increase Effective Date, the actual and reasonable out-of-pocket fees, costs and expenses of counsel or other professionals retained by any Lender in connection with the Loan shall be paid by Borrower or, at such Lender’s election, as an Advance against such Lender’s Note.

p.            Notwithstanding the satisfaction or waiver of the condition set forth in Section 2.5(b)(ii)(A) or anything in this Amendment or the Agreement to the contrary, Borrower shall cause Component Substantial Completion of the Conversion Component (including the Building Two Amenities) to occur on or before December 31, 2026, which date shall be extended on a day-by-day basis to the extent of any delays attributable to Tenant Change Requests, Tenant Delays, or events of Force Majeure (each as defined in the applicable Lila Lease), and the failure to do so shall constitute an Event of Default.

q.            The following exhibits and schedules attached to the Agreement are hereby deleted in their entirety and the replacement exhibits and schedules attached hereto and made a part hereof shall be inserted in lieu thereof:

i.	Exhibit D: Initial Budget

ii.	Schedule II: Commitment Amounts

iii.	Schedule III: List of Construction Agreements and Construction Permits

iv.	Schedule IV: List of Sub-Contractors

v.	Schedule VII: List of Design Professionals

vi.	Schedule XII: Organization Chart

vii.	Schedule XIV: Unpaid Amounts

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

All references, representations, warranties, covenants and other provisions in the Agreement and the other Loan Documents that refer to, incorporate or are based upon any of the exhibits or schedules being replaced pursuant to Section 3(q) of this Amendment shall be deemed to refer to, incorporate and be based upon such replacement exhibits and schedules, as applicable, as of the later of (i) the Loan Increase Effective Date or (ii) the date of any Advance, as the context may require.

r.             From and after the date hereof, IIP Life Science Investments II LLC and its successors and assigns is a “Lender” and the “Loan Increase Note B Lender” under the Agreement.

s.            Construction Agreements; Consents and Related Deliverables. Within thirty (30) days after the Loan Increase Effective Date, Borrower shall deliver, or cause Mortgage Borrower to deliver, to Administrative Agent a true, correct and complete copy of each Construction Agreement, and each amendment, change order, supplement or other modification thereto, entered into after September 30, 2025, to the extent not previously delivered to Administrative Agent. With respect to each Construction Agreement entered into prior to the Loan Increase Effective Date (to the extent not previously delivered) and each Construction Agreement entered into after the Loan Increase Effective Date, Borrower shall use, and shall cause Mortgage Borrower to use, commercially reasonable efforts to obtain and deliver to Administrative Agent, as soon as reasonably practicable following the execution thereof, in each case to the extent reasonably requested by Administrative Agent or otherwise required under the Loan Documents or the Mortgage Loan Documents: (i) the Construction Permits and Plans and Specifications relating to the work thereunder; (ii)  Consent of General Contractor, and any other consent to collateral assignment, collateral assignment or subordination of lien rights from the applicable contractor, subcontractor, architect, engineer, design professional or other Work Provider requested by Administrative Agent; (iii) lien waivers in the forms required under the Agreement; (iv) evidence of payment and performance bonds, subguard coverage or other completion assurance required under the Loan Documents; and (v) a reliance letter in favor of Administrative Agent and the Lenders from each applicable Design Professional and third-party consultant. Notwithstanding anything in the Agreement to the contrary, the deliveries described in this clause with respect to any Construction Agreement shall in all events be made on or prior to the date of any Draw Request for an Advance (other than the September Loan Advance, the Advance of the Loan Increase Closing Fees, and any Advances to cover Debt Service under the Loan or the Mortgage Loan) that includes, in whole or in part, funds to be applied to any payment to or for the benefit of the applicable contractor, subcontractor, architect, engineer, design professional or other Work Provider, or to any work performed or to be performed under such Construction Agreement, and satisfaction of this requirement shall be a condition precedent to such Advance. The requirements of this clause apply to each such Person engaged with respect to the Project at any time, whether before or after the Loan Increase Effective Date, and neither the making of the September Loan Advance nor Administrative Agent’s election not to require any such deliverable as a condition to the Loan Increase Effective Date shall constitute a waiver of the right to require the same as a condition to any subsequent Advance. For the avoidance of doubt, the obligations of Borrower under this Section 3(s) supplement, and do not limit, replace or reduce, Borrower’s obligations under Section 5.4.1 (Contingent Assignment of Subcontracts), Section 5.8.11 (General Contractor Agreement) and Section 5.8.12 (Changes in Material Construction Agreements) of the Agreement, and nothing in this Section 3(s) shall be construed to relieve Borrower of any obligation to deliver any consent, collateral assignment or subordination prior to, or concurrently with, the execution of the applicable agreement to the extent required thereunder.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

t.            Leases; Subordinations and Estoppels. Borrower shall deliver, or cause Mortgage Borrower to deliver, to Administrative Agent a true, correct and complete copy of each Lease (and each amendment, restatement, supplement or other modification of any Lease) hereafter entered into by Mortgage Borrower with respect to Building 2, Building 3, Building 4 or any other portion of the Property, including any Lease hereafter entered into between Mortgage Borrower and Lila (including any Lease with respect to Building 3), promptly following the execution thereof. Once approved in accordance with the Loan Documents, any Lease hereafter entered into between Mortgage Borrower and Lila (including any Lease with respect to Building 3) shall, upon execution, constitute a Lila Lease for all purposes under the Agreement and the Loan Documents. With respect to each such Lease, Borrower shall use, and shall cause Mortgage Borrower to use, commercially reasonable efforts to obtain and deliver to Administrative Agent, as soon as reasonably practicable following the Loan Increase Effective Date or, if later, the execution of such Lease, (i) a subordination, non-disturbance and attornment agreement executed by the applicable tenant, substantially in the form attached to the Agreement as Exhibit C or in such other commercially reasonable form as the parties thereto may agree, and (ii) a tenant estoppel certificate from the applicable tenant in the form required or contemplated by such Lease or in such other commercially reasonable form as Administrative Agent may reasonably request. Notwithstanding anything in the Agreement to the contrary, the deliveries described in clauses (i) and (ii) above with respect to any Lease shall in all events be made on or prior to the date of any Draw Request for an Advance (other than the September Loan Advance, the Advance of the Loan Increase Closing Fees, and any Advances to cover Debt Service under the Loan or the Mortgage Loan) that includes, in whole or in part, funds to be applied to any tenant improvement allowance, landlord work or other payment to or for the benefit of the tenant under such Lease, or to any work or improvements within the premises demised thereunder, and satisfaction of this requirement shall be a condition precedent to such Advance.

u.            Deemed Approval; Lila Lease and Major Lease Approvals. Notwithstanding Section 5.1.25(a) or Section 19.31 of the Agreement or anything in this Amendment to the contrary: (i) Administrative Agent shall deliver to each Lender a copy of each request for approval or consent submitted by Borrower or Mortgage Borrower under Section 5.1.25 of the Agreement (including any request relating to any Lila Lease or any other Major Lease, or any amendment, modification, termination or assignment thereof), together with all materials delivered therewith, within five (5) Business Days after Administrative Agent’s receipt thereof; and (ii) Section 19.31 of the Agreement is hereby amended by (1) changing the reference to “ten (10) Business Days” in the 10th line of said Section 19.31 to “fifteen (15) Business Days,” and the reference to “ten (10) Business Day period” in the 19th line of said Section 19.31 to “fifteen (15) Business Day period”; and (2) changing the reference to “five (5) Business Days” in the third to the last line of said Section 19.31 to “ten (10) Business Days,” and the reference to “five (5) Business Day period” in the last line of said Section 19.31 to “ten (10) Business Day period.”

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

v.            Loan Increase Note B Lender Right of First Offer. Concurrently herewith, the Loan Increase Note B Lender or an affiliate of the Loan Increase Note B Lender is entering into an agreement with Mortgage Borrower (the “ROFO Agreement”) granting the Loan Increase Note B Lender or such affiliate a right to purchase, finance or refinance all or any portion of the Property upon the terms and conditions set forth in such agreement, and, subject to the terms and conditions of this Section 3(v), Borrower hereby consents to, and acknowledges and agrees to the execution, delivery and performance of, such agreement. From and after the date on which the Loan Increase Note B Lender has fully advanced One Hundred Fifty-Five Million and 00/100 Dollars ($155,000,000.00) under Note B (the “ROFO Effective Date”), the Lenders’ Right of First Negotiation under Section 19.32 of the Agreement shall be subordinated to the rights granted to the Loan Increase Note B Lender or its affiliates under the ROFO Agreement. For purposes of determining whether the ROFO Effective Date has occurred, the aggregate amount funded by the Loan Increase Note B Lender under Note B shall include, without limitation, (i) the September Loan Advance, (ii) all Loan Increase Closing Fees funded as draws against Note B (including the Origination Fee, the Underwriting Fee and all fees, costs and expenses of counsel and other professionals), (iii) all Advances funded from Note B to pay interest or other Debt Service under the Loan or the Mortgage Loan, (iv) all protective advances and other similar amounts funded by the Loan Increase Note B Lender and added to the principal amount of Note B, and (v) all other Advances and other amounts funded or advanced under or against Note B, in each case whether or not disbursed to or for the account of Borrower or Mortgage Borrower. Prior to the ROFO Effective Date, the rights granted to the Loan Increase Note B Lender or its affiliates under the ROFO Agreement shall not be effective, and Section 19.32 of the Agreement shall remain in full force and effect in accordance with its terms. It is acknowledged and agreed that, prior to the ROFO Effective Date, except as expressly provided in this Section 3(v) or in the Loan Documents to the contrary, any Lender may negotiate, offer, bid for, or execute any sale, finance, refinance or transfer of the Property at any time. Any exercise by the Loan Increase Note B Lender or its affiliate of any rights under the ROFO Agreement and/or any sale, finance, refinance or transfer of the Property or any portion thereof by Borrower or Mortgage Borrower shall be subject to the prior consent or approval of the Lenders (including the Initial Lender and the Loan Increase Note C Lender but not Administrative Agent in such party’s capacity as Administrative Agent) to the extent such consent or approval is required under the Loan Documents, and no waiver or impairment of any such consent or approval rights shall be deemed to have occurred by reason of this Amendment, the Loan Increase, the amendment to the Intercreditor Agreement executed concurrently herewith and/or the ROFO Agreement.

w.            Notwithstanding anything to the contrary in the Loan Documents, the parties acknowledge and agree that amounts advanced by Loan Increase Note B Lender pursuant to a draw request on the Loan Increase Effective Date may be funded prior to the completion of the Administrative Agent’s and/or Loan Increase Note B Lender’s construction consultant’s final review and may thereafter be allocated or reallocated among the various Project costs, line items, requirements and other uses contemplated by the Loan Documents, as reasonably determined by the Administrative Agent and/or Loan Increase Note B Lender following such review. The funding of any such amounts shall not constitute the Administrative Agent’s or Loan Increase Note B Lender’s approval or acceptance of any particular cost, work item, completion status or allocation. To the extent the Administrative Agent or Loan Increase Note B Lender or its construction consultant subsequently determines that any Project cost, requirement or line item has not been satisfactorily completed, funded or otherwise resolved, Administrative Agent and/or Loan Increase Note B Lender may allocate or reallocate the various Project costs, requirements and line items in the Loan Increase Note B Lender’s sole discretion, and in the event following such allocation or reallocation there remains a deficiency in any such Project cost, requirement or line item, Borrower shall promptly fund to the Project from equity such amounts as are reasonably necessary to cure any such deficiency.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

4.            Conditions to Amendment. This Amendment and the agreements of Lenders described herein will not be effective unless and until all of the following have occurred or have been satisfied:

a.            Borrower shall have delivered to Agent and Lenders a payoff letter from the Bridge Loan Lenders in form and substance satisfactory to Agent and the Lenders.

b.            Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

c.            Borrower shall have paid Administrative Agent, for the account of the Loan Increase Lenders, the Origination Fee and Underwriting Fee due and payable under Sections 3(b) and 3(c) above.

d.            Borrower shall have paid the Administrative Agent, for the account of the Initial Lender, the Extension Fee for the First Extension Option.

e.            The consent to this Amendment by the Guarantor by execution of the rider to this Amendment and the reaffirmation by Guarantor of the guarantees.

f.            The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment, all of which shall constitute Loan Increase Closing Fees and shall be funded pro rata in accordance with Section 3(d) above.

g.            All representations and warranties of the Borrower contained in the Loan Increase Amendment, the Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except to the extent that such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty that is so qualified shall be true and correct.

h.            No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

i.            Administrative Agent and the Lenders shall have received such other amendments to Loan Documents and other documents, instruments and agreements as they shall reasonably request in connection with the Loan Increase, including, without limitation, (i) fully executed amendments to the Pledge Agreements, the Guaranties and the Environmental Indemnity Agreement, (ii) the final Budget, Plans and Specifications, construction contracts, permits and schedules relating to the Required Improvements, (iii) all required organizational documents, and (iv) evidence of any required UCC filings, title endorsements and other perfection deliverables. Notwithstanding the foregoing, (i) within fifteen (15) days after the Loan Increase Effective Date, Borrower shall deliver to Administrative Agent such legal opinions as may be reasonably required by Administrative Agent in connection with the Loan Increase, including, without limitation, opinions that under New York law, the Loan Documents (as amended by the amendments entered into on the Loan Increase Effective Date) are enforceable against Borrower, Guarantor and Pledgors, that the Lender’s interest in the Collateral has been perfected, that the Borrower, Guarantor and each Pledgor have been duly formed, are in good standing under DE law, and have duly authorized and executed Note B, Note C, and the amendments to the Loan Documents executed on the Loan Effective Date, and such other matters as may be reasonably requested in connection therewith; and (ii) within thirty (30) days after the Loan Increase Effective Date, Borrower shall deliver, or cause Mortgage Borrower to deliver, to Administrative Agent a replacement or supplemental Interest Rate Cap Agreement reflecting the Loan, as increased by the Loan Increase, in form and substance reasonably acceptable to Administrative Agent and the Lenders.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

j.             Approval by Mortgage Lenders of the Loan Increase and this Amendment, and receipt by Administrative Agent and the Lenders of evidence satisfactory to them that any required amendment to the Intercreditor Agreement has been duly executed and is in full force and effect, together with such other matters as the Administrative Agent and the Lenders require.

k.            The Loan Increase Note B Lender shall have received a satisfactory right of first offer agreement from Mortgage Borrower giving the Loan Increase Note B Lender a right to purchase, finance or refinance all or any portion of the Property on the terms and conditions of such agreement. Notwithstanding the foregoing, the parties acknowledge and agree that any sale, finance or refinance of the Property shall be subject to the approval of the Initial Lender and the Loan Increase Note C Lender in accordance with the terms and provisions contained in the Agreement.

5.            Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

a.            All representations and warranties set forth in the Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except to the extent that such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty that is so qualified shall be true and correct.

b.            Each of the Required Improvements described in clauses (i) and (ii) of the definition thereof (as amended in the Loan Increase Amendment) has been completed in accordance with the Loan Documents, all Plans and Specifications, Zoning Documents, the Special Permit and all applicable Legal Requirements.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

c.            No event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

d.            The Lila Lease is in full force and effect and the Lila Lease represents the entire agreement between the parties as to Building 1 and Building 5. Lila has not sent Mortgage Borrower written notice of any default under the Lila Lease, and, to the best of Borrower’s knowledge, no event has occurred which, with notice or lapse of time or both, would result in a default by Mortgage Borrower under the Lila Lease. To Borrower’s actual knowledge, no event has occurred which authorizes or, with the giving of notice or the passage of time or both, will authorize Lila to terminate the Lila Lease. To Borrower’s actual knowledge, as of the date hereof, Lila and Mortgage Borrower have complied with all of their respective obligations under the Lila Lease.

e.            The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

f.            This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

6.            Reaffirmation.  Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower.  Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

7.            Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lenders by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

8.            Borrower and Guarantor Release.

a.            In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment,  Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

b.            Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the Loan Increase and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the Loan Increase and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

c.            Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

d.            Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

9.            Ratification and Reaffirmation.  Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

10.          Obligations Remain in Full Force and Effect.  The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lenders.

11.          No Waiver.  Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lenders have or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lenders hereby expressly reserve all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder.  Nothing contained herein, and no action taken by Lenders pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

12.          Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Agreement.

13.          Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

14.          Entire Agreement. This Amendment together with the Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

15.          Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

16.          Accommodations.  These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

17.          Exculpation.  Article XVIII of the Agreement is hereby incorporated herein by reference.

18.          Tax Representation. Borrower represents, warrants and covenants that (i) each of Borrower, IQHQ-Alewife Member, LLC (the “Issuer”) and IQHQ-ALEWIFE, LLC (the “Mortgage Borrower”) is, and shall remain at all times while the Loan is outstanding, either a partnership or an entity disregarded as separate from its owner for U.S. federal income tax purposes, and none has made or shall make an election under Treasury Regulations Section 301.7701-3 to be treated as an association taxable as a corporation; and (ii) the Mortgage Borrower is the owner of the Property.

19.          REIT Mezzanine Loan Safe Harbor. The parties acknowledge that one or more Lenders is, or is directly or indirectly owned by, a REIT, and that each such Lender intends that the Loan qualify for the Mezzanine Loan Safe Harbor. In furtherance thereof, and notwithstanding anything in the Agreement or the other Loan Documents to the contrary:

a.            The parties acknowledge and agree that (i) the Loan is nonrecourse to Borrower except for the recourse obligations expressly set forth in the Loan Documents including, without limitation, the Guaranties and the Environmental Indemnity; provided, however, that, as more particularly set forth in Section 19(f), the Carry Guaranty does not guarantee, apply to, secure or otherwise constitute or create recourse for any IIP Lender Obligations, and guarantees solely the Non-IIP Lender Obligations; (ii) the Loan is secured solely by the Collateral described in the Pledge Agreements, consisting of the pledged limited liability company interests and the proceeds thereof, and, solely with respect to the Non-IIP Lender Obligations, the Hypothec (it being acknowledged and agreed, as more particularly set forth in Section 19(e), that the Hypothec does not secure the IIP Lender Obligations and that no IIP Lender has, holds or is entitled to the benefit of the Hypothec or any security interest or other lien in respect of the property charged by the Hypothec); (iii) Administrative Agent, for the benefit of the Lenders, holds a first priority security interest in the Collateral pledged under the Pledge Agreements; and (iv) in no event shall Administrative Agent or any Lender have, hold or be granted any mortgage, deed of trust, hypothec, lien on, security interest in, or direct or indirect ownership interest in, the Property (other than, solely in the case of the Non-IIP Lenders, the property charged pursuant to the Hypothec) or any other real property owned by the Mortgage Borrower, other than indirectly through succession to the pledged limited liability company interests upon an exercise of remedies against the Collateral in accordance with Section 20.

b.            Borrower represents and warrants that, as of the Loan Increase Effective Date, (i) at least eighty-five percent (85%) of the value of the assets of the Mortgage Borrower consists of real property (within the meaning of Section 856 of the Code), and (ii) the fair market value of the Property (as reduced by the amount of any senior liens or liabilities, including the Mortgage Loan) is at least equal to the outstanding principal amount of the Loan (as increased by the Loan Increase). Borrower shall, upon request, deliver to Administrative Agent such information and certifications as any Lender reasonably requires to confirm continued compliance with the foregoing. Borrower covenants that on each “testing date” (as such term is defined in the Mezzanine Loan Safe Harbor) while the Loan is outstanding, at least eighty-five percent (85%) of the value of the assets of the Mortgage Borrower shall consist of real property (within the meaning of Section 856 of the Code).

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

c.            Upon any sale, conveyance, transfer or other disposition of all or any portion of the Property (or any direct or indirect interest therein) by the Mortgage Borrower, other than as expressly permitted under the Loan Documents, the entire Debt shall, at Administrative Agent’s election, become immediately due and payable.

d.            Interest and all other amounts payable under the Loan Documents constitute solely compensation for the use or forbearance of money, and no such amount is determined, in whole or in part, by reference to the income or profits of any Person (other than, if and to the extent applicable, an amount based on a fixed percentage of receipts or sales).

e.            Notwithstanding anything to the contrary in the Hypothec (including, for greater certainty, the provisions of section 8.7 (Paramountcy) thereof), the Agreement or any other Loan Document, the parties acknowledge and agree that: (i) the “Secured Obligations” secured by the Hypothec, and the obligations for the payment and performance of which the Administrative Agent (in its capacity as hypothecary representative under the Hypothec) holds and may enforce the Hypothec, exclude, and the Hypothec does not secure, any IIP Lender Obligations, including any Debt or other obligations evidenced by or arising in respect of Note B; (ii) the Hypothec secures solely the Non-IIP Lender Obligations and is held by the Administrative Agent (in its capacity as hypothecary representative under the Hypothec) solely for the benefit of the Non-IIP Lenders; (iii) no IIP Lender shall have, hold, or be entitled to the benefit of the Hypothec, or any security interest or other lien under or in respect of the Hypothec or the property charged thereby, and no proceeds of such charged property shall be applied to or on account of any IIP Lender Obligations; and (iv) promptly following the Loan Increase Effective Date, the Administrative Agent and the Lenders shall, and Borrower shall cause Mortgage Borrower, as grantor under the Hypothec to execute, deliver and record such amendments to the Hypothec and such other instruments as any IIP Lender may reasonably request to evidence and give effect to the foregoing. For the avoidance of doubt, this Section 19(e) (i) shall control over any conflicting provision of the Hypothec (including the definition of “Secured Obligations” therein), the Agreement and the other Loan Documents as to the Hypothec, and (ii) does not constitute a novation of any obligation secured by the Hypothec or a replacement of the Hypothec, and it does not affect the validity, rank or opposability of the Hypothec with respect to the Non-IIP Lender Obligations, all of which are hereby expressly reserved.

f.            Notwithstanding anything to the contrary in the Carry Guaranty, the Agreement or any other Loan Document, the parties acknowledge and agree that: (i) the Carry Guaranty guarantees solely the Non-IIP Lender Obligations and does not guarantee, apply to, secure or otherwise constitute or create recourse for any IIP Lender Obligations, including any Debt or other obligations evidenced by or arising in respect of Note B; (ii) no IIP Lender is or shall be a beneficiary of, or entitled to enforce, direct or receive any payment or other benefit under, the Carry Guaranty, and no amount paid or payable under the Carry Guaranty shall be applied to or on account of any IIP Lender Obligations; (iii) nothing in the Carry Guaranty shall be construed to render any IIP Lender Obligation recourse to Borrower or Guarantor; and (iv) nothing in this Section 19(f) shall reduce, impair, release or otherwise affect the obligations of Guarantor under the Carry Guaranty with respect to the Non-IIP Lender Obligations, all of which remain in full force and effect in accordance with their terms. For the avoidance of doubt, this Section 19(f) shall control over any conflicting provision of the Carry Guaranty, the Agreement and the other Loan Documents as to the Carry Guaranty.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

20.          Exercise of Remedies; Preservation of Safe Harbor and REIT Status. Notwithstanding anything to the contrary in the Agreement or any other Loan Document:

a.            Upon the occurrence and during the continuance of an Event of Default, the rights and remedies of Administrative Agent and the Lenders shall be exercised solely against (i) the Collateral (including the pledged limited liability company interests) as a secured party under the Uniform Commercial Code and the Pledge Agreements, and (ii) the property charged pursuant to the Hypothec, and neither Administrative Agent nor any Lender shall have any right to foreclose upon, take title to, or otherwise realize directly upon the Property (other than, solely in the case of the Non-IIP Lenders, the property charged pursuant to the Hypothec as such actions may be taken outside of those related to this Loan).

b.            Upon foreclosure or other exercise of remedies against the Collateral, Administrative Agent, the applicable Lender, or their designee shall succeed to the pledged limited liability company interests and thereby replace Borrower as the member of the applicable entity. To the extent any such entity is a partnership, the other partners of such partnership shall be deemed to have agreed not to unreasonably oppose or withhold consent to the admission of Administrative Agent, such Lender or their designee as a substitute partner.

c.            To the extent permitted by the Co-Lender Agreement, the IIP Lender shall have the right to request, provided such request does not unreasonably prejudice the other Lenders, to direct, structure, defer, decline, or modify the exercise of any remedy with respect to that portion of the Loan held by the IIP Lender (including any foreclosure upon or retention of the Collateral, exercise of voting or consent rights, or receipt of distributions) to the extent that the IIP Lender reasonably determines that such exercise, or its manner or timing, could cause the IIP Lender (or any direct or indirect owner thereof that is a REIT) to fail to satisfy the Mezzanine Loan Safe Harbor or any requirement applicable to a REIT under Sections 856 through 860 of the Code, including by causing title to the Collateral (or, upon any subsequent realization, the Property) to be taken and held by a taxable REIT subsidiary, a qualified REIT subsidiary, or another qualified transferee designated by the IIP Lender. No such direction, deferral, modification or forbearance shall constitute a waiver of any Default or Event of Default or of any right or remedy under the Loan Documents; provided that any such deferral or forbearance by the IIP Lender shall be without prejudice to Borrower and shall not extend, toll or otherwise modify any cure or performance period applicable to Borrower under the Loan Documents. Notwithstanding the foregoing, in no event shall the Administrative Agent be required to act (or fail to act) in any way which it determines, in its reasonable discretion, may be detrimental to the rights and remedies of the other Lenders under the Loan Documents.

21.          Additional Requirements. Notwithstanding anything in the Agreement or the other Loan Documents to the contrary:

a.            Administrative Agent and each Lender shall reasonably cooperate with any Lender to structure the Loan, any exercise of remedies, and any acquisition, holding or disposition of the Collateral or the Property so as to preserve the Mezzanine Loan Safe Harbor, including permitting the use of a taxable REIT subsidiary, qualified REIT subsidiary, servicer or independent contractor (within the meaning of Section 856(d)(3) of the Code) to hold or operate any real property acquired through an exercise of remedies.

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

b.            Any Lender may assign, participate or otherwise transfer all or any portion of its Note, its Loan and its interest in the Loan Documents to the extent such Lender reasonably determines necessary or advisable to preserve its status as a REIT or to comply with the Mezzanine Loan Safe Harbor or Sections 856 through 860 of the Code, subject to and in accordance with the applicable transfer provisions of the Agreement, the Co-Lender Agreement and the Intercreditor Agreement.

c.            Borrower shall not take, and shall cause the Issuer and the Mortgage Borrower not to take, any action that would cause the Issuer or the Mortgage Borrower to be treated as an association, or as a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes, and shall promptly furnish to Administrative Agent and any Lender such financial and other information as such Lender reasonably requests to determine or confirm compliance with the REIT asset and income tests and the Mezzanine Loan Safe Harbor.

d.            To the extent any provision of the Loan Documents would, if enforced as written, cause the Loan to fail the Mezzanine Loan Safe Harbor, such provision shall be applied and enforced only in the manner, and to the extent, that preserves the Mezzanine Loan Safe Harbor, and the provisions of this Section 21 and Sections 18, 19 and 20 above (the “REIT Compliance Provisions”) shall control over any conflicting provision of the Loan Documents as to the Loan; provided, that no application or enforcement of the REIT Compliance Provisions shall, without Borrower’s consent, (i) increase the principal amount of, or the interest rate or other amounts payable by Borrower under, the Loan, (ii) shorten the Maturity Date or the term of the Loan, or (iii) impose any material out-of-pocket cost or expense on Borrower for which the requesting IIP Lender does not reimburse Borrower; provided further, that a failure to satisfy the Mezzanine Loan Safe Harbor shall not, in itself, constitute a Default or Event of Default under the Agreement for so long as the affected IIP Lender has received a reasoned written opinion of tax counsel to the effect that the Loan should be treated as a “real estate asset” within the meaning of Section 856(c)(5)(B) of the Code notwithstanding such failure; provided that the foregoing shall not relieve Borrower of any of its representations, warranties, covenants or cooperation obligations under the REIT Compliance Provisions.

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SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul A. Richards
Name:	Paul Richards
Title:	Authorized Signatory

LENDERS:

NREF OP IV SUBHOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Paul A. Richards
Name:	Paul Richards
Title:	Authorized Signatory

IIP LIFE SCIENCE INVESTMENTS II LLC
a Delaware limited liability company

By:	/s/ David Smith
Name:	David Smith
Title:	Chief Financial Officer and Treasurer

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Preston Puryear
Name:	Preston Puryear
Title:	Authorized Signatory

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 8 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP,
a Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Preston Puryear
Name: Preston Puryear
Title: Authorized Signatory

The following schedules and exhibits were omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Exhibit D – Initial Budget

Schedule III – List of Construction Agreements and Construction Permits

Schedule IV – List of Sub-Contractors

Schedule VII – List of Design Professionals

Schedule XII – Organizational Chart

Schedule XIV – Unpaid Amounts